UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2018, Halcón Resources Corporation (the “Company”) completed its previously announced add-on notes offering of $200.0 million aggregate principal amount of its 6.75% Senior Notes due 2025 (the “Add-on Notes”). The Add-on Notes were issued and sold in a private placement to certain initial purchasers (the “Initial Purchasers”) at a purchase price equal to 103.0% of the face value principal amount of the Add-on Notes.  The Add-on Notes were issued as “Additional Notes” under the same Indenture, dated as of February 16, 2017, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (as amended, supplemented or modified, the “Indenture”), as the Company’s 6.75% Senior Notes due 2025 that were issued on February 16, 2017, of which $425,005,000 aggregate principal amount was outstanding immediately prior to the issuance and sale of the Add-on Notes (the “Existing Notes”, and together with the Add-on Notes, collectively, the “Notes”). The Add-on Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Add-on Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The estimated net proceeds to the Company from the Add-on Notes offering were approximately $202.5 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

In connection with the issuance and sale of the Add-on Notes, the Company entered into a Registration Rights Agreement, dated February 15, 2018, between the Company and J.P. Morgan Securities LLC, on behalf of itself and as representative of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the Add-on Notes or cause to become effective a shelf registration statement providing for the resale of the Add-on Notes. In connection with the exchange offer, the Company is required to (a) file an exchange offer registration statement (the “Registration Statement”) and use reasonable best efforts to cause such Registration Statement to become effective, (b) promptly following the effectiveness of the Registration Statement, offer to exchange the Add-on Notes for new notes of the Company having terms substantially identical in all material respects to such Add-on Notes, and (c) keep the registered exchange offer open for not less than 20 business days after the date that notice of the exchange offer is mailed to the holders of the Add-on Notes. If the exchange offer is not consummated within 180 days after February 15, 2018, or upon the occurrence of certain other contingencies, the Company has agreed to file a shelf registration statement to cover resales of the Add-on Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Add-on Notes. The foregoing description of the Registration Rights Agreement is qualified by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference. The Add-on Notes were issued pursuant to the Indenture under which the Existing Notes were also issued. Accordingly, the Add-on Notes are treated as a single class with, and have the same terms as, the Existing Notes, except that the Add-on Notes are initially subject to transfer restrictions and have the benefit of certain registration rights under the Registration Rights Agreement and provision for the payment of additional interest in the event of a breach with respect to such rights, as described in Item 1.01 of this Form 8-K.

The Notes are jointly and severally guaranteed on a senior unsecured basis by all of the Company’s subsidiaries and by any of the Company’s future restricted subsidiaries that guarantee the Company’s or any of its subsidiary guarantor’s indebtedness under a credit facility. The Add-on Notes are the Company’s unsecured senior obligations and rank equal in right of payment with all of the Company’s existing and future senior indebtedness, including the Existing Notes, and senior in right of payment to any of the Company’s future subordinated indebtedness. The guarantees rank equal in right of payment with all of the existing and future senior indebtedness of the Company’s subsidiary guarantors. The Notes and guarantees are effectively subordinated in right of payment to any existing or future secured indebtedness of the Company and its subsidiary guarantors, including indebtedness under the

Company’s revolving credit facility, to the extent of the value of the collateral securing such indebtedness. The Notes are effectively subordinated to the indebtedness of any of the Company’s future subsidiaries that do not guarantee the Notes.

The Company may redeem some or all of the Notes at any time on or after February 15, 2020 at the redemption prices specified therein. At any time prior to February 15, 2020, the Company may also redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes plus a ‘‘make-whole’’ premium and accrued and unpaid interest to, but not including, the redemption date. If the Company undergoes a change of control, the Company will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon to, but not including, the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s and the guarantors’ ability to incur additional debt, pay dividends or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Add-on Notes and Existing Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Indenture and the supplements thereto were previously filed by the Company with the Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on February 16, 2017, as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on July 25, 2017, and as Exhibit 4.1.2 to the Company’s Form 10-Q for the quarterly period ended September 30, 2017, respectively.

The Company will pay interest on the Add-on Notes on February 15 and August 15 of each year. The Add-on Notes will mature on February 15, 2025.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, Sylvia K. Barnes resigned from the Company’s board of directors. Ms. Barnes resigned to pursue other opportunities that the Company believed could potentially conflict with her continued service as a director. Ms. Barnes’ resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of February 15, 2018, between the Company and J.P. Morgan Securities LLC, on behalf of the Initial Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

February 16, 2018	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer